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                                                                    Exhibit 1.1


                         FORM OF UNDERWRITING AGREEMENT

                                  12,920 Shares
                     SMITHKLINE BEECHAM HOLDINGS CORPORATION
                      Flexible Auction Rate Preferred Stock
                    Liquidation Preference $100,000 Per Share

          With a limited guarantee of declared and unpaid dividends by
                             SMITHKLINE BEECHAM PLC


                             UNDERWRITING AGREEMENT

                                                                   July __, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
LEHMAN BROTHERS
Lehman Brothers Inc.
As Representatives of the
several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower
New York, New York 10281


Ladies and Gentlemen:

         SmithKline Beecham Holdings Corporation (the "Issuer") proposes to issue and sell up to 12,920 shares of preferred stock, without par value and with a liquidation preference of $100,000 per share (the "Shares"), from time to time, in one or more offerings on terms to be determined at the time of sale. SmithKline Beecham plc, a public limited company organized under the laws of England and Wales (the "Parent"), will guarantee, subject to the provisions and limitations set forth therein (the "SB Guarantee"), payment of declared and unpaid dividends on the Shares and will enter into a support agreement (the "SB Support Agreement") to make additional capital contributions to the Issuer in certain circumstances. The Parent will also guarantee the payment to the Issuer by SmithKline Beecham Biologicals S.A., an indirect Belgian pharmaceutical subsidiary of Parent ("SB Biologicals"), of dividends declared by SB Biologicals on the shares of its preferred stock ("SB Biologicals Preferred Stock") held by the Issuer (the "SB Biologicals Guarantee" and together with the SB Guarantee, the "Guarantees" and each a "Guarantee") and will enter into a support agreement with SB Biologicals under which the Parent will be obligated to make additional capital contributions to SB Biologicals in certain circumstances to enable SB Biologicals to declare and pay dividends on the SB

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Biologicals Preferred Stock (the "SB Biologicals Support Agreement" and together with the SB Support Agreement, the "Support Agreements" and each a "Support Agreement").

         The Shares will be issued in one or more series, and each series may vary as to title, number of Shares, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement setting forth the terms of any Shares or class or series of Shares (a "Pricing Supplement"). The Shares of a series will be issued, and the terms thereof established, from time to time, by the Issuer in accordance with a certificate of designations (the "Certificate of Designations") relating thereto. This Agreement shall apply only to sales of the Shares and not to sales of any other securities of the Issuer and only on the specific terms set forth herein. The Shares and the related SB Guarantee of the Parent are sometimes collectively referred to herein as the "Securities."

         Whenever the Company determines to make an offering of Shares through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc. ("Lehman Brothers"), or both, or through an underwriting syndicate managed by either or both of them or by any one or more other underwriters (each, a "Representative"), the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Shares to, and the purchase and offering thereof by, the Representative designated as such in the applicable Terms Agreement and such other underwriters, if any, selected thereby (the "Underwriters," which term shall include each of Merrill Lynch and Lehman Brothers, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to
Section 9 hereof). The Terms Agreement relating to the offering of Shares shall specify the number of Shares to be issued, the name of each Underwriter participating in such offering (subject to substitution as provided in Section 9 hereof) and the name of any Underwriter other than Merrill Lynch or Lehman Brothers acting as co-manager in connection with such offering, the number of Shares that each such Underwriter severally agrees to purchase, the initial offering price, the price at which the Shares are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Shares and any other material terms of the Shares. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and one or more Representatives, each acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Shares through Merrill Lynch or Lehman Brothers as sole Underwriter or through an underwriting syndicate managed by

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Merrill Lynch, Lehman Brothers or both will be governed by this Underwriting
Agreement, as supplemented by the applicable Terms Agreement.


         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         The Issuer as regards itself and its consolidated subsidiaries and the Parent as regards itself and its consolidated subsidiaries (including the Issuer) represent and warrant to each of Merrill Lynch and Lehman Brothers as of the date hereof and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of the Closing Date (as defined herein) (each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

         (a) General. A registration statement on Form F-3 with respect to the Securities has been prepared and filed by the Issuer and the Parent in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Act. As used in this Agreement, (i) "Registration Statement" means such registration statement when it became effective under the Act and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference) and any amendments or supplements thereto (including the applicable pricing supplement) relating to the Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus.

         (b) Registration Statement and Prospectus; Contents. The Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus will comply as of the applicable Representation Date, in all material respects with the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under such Acts; and the Registration Statement did not, when such Registration Statement became effective, and will not, as of the applicable Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not, when the Registration

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Statement became effective, and will not, as of the applicable Representation
Date, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor the Parent makes any representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuer and the Parent by the Underwriters specifically for inclusion therein.

         (c) Accountants. The accountants who certified the financial statements and supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

         (d) Financial Statements. The financial statements included or incorporated by reference in the Prospectus present, and will present as of the applicable Representation Date, fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and will be as of the applicable Representation Date, prepared in conformity with (i) generally accepted accounting principles in the United States in the case of the Issuer and its consolidated subsidiaries and (ii) generally accepted accounting principles in the United Kingdom, reconciled to generally accepted accounting principles in the United States to the extent required by the Rules and Regulations, in the case of the Parent and its consolidated subsidiaries, in each case applied on a consistent basis throughout the period or periods involved; and the financial statement schedules included or incorporated by reference in the Prospectus present, and will present as of the applicable Representation Date, fairly the information required to be stated therein at the dates and for the periods indicated.

         (e) Documents Incorporated by Reference. The documents incorporated by reference into the Prospectus have been, and will be as of the applicable Representation Date, prepared by the Issuer or the Parent, as the case may be, in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder, and such documents have been, or will be, as of the applicable Representation Date, timely filed as required by the Commission by the Issuer and the Parent.

         (f) Exhibits to Registration Statement. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits

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to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

         (g) Absence of Material Adverse Change. Since the dates of the latest financial statements contained in or incorporated by reference in the Registration Statement, there has been no material adverse change in the financial position, results of operations or prospects of the Issuer or the Parent and in either case its consolidated subsidiaries considered as a whole.

         (h) Authorization, Validity and Binding Effect. (i) This Agreement has been duly authorized, executed and delivered by the Issuer and the Parent and, upon due execution, issue and delivery by the other parties thereto, will constitute legal, valid and binding obligations of the Issuer and the Parent, enforceable in accordance with its terms, subject to the laws of bankruptcy and other laws affecting the rights of creditors generally and general principles of equity; (ii) the Guarantees and the Support Agreements have each been duly authorized by the Parent, and, when duly executed and delivered by the parties thereto and with respect to the SB Guarantee, when the Shares are issued in accordance with this Agreement, will each constitute a legal, valid and binding obligation of the Parent enforceable in accordance with its terms, subject to the laws of bankruptcy and other laws affecting the rights of creditors generally and general principles of equity; (iii) the Shares being sold pursuant to the applicable Terms Agreement have been, or as of the date of such Terms Agreement will have been, duly authorized by the Issuer for issuance and sale pursuant to this Agreement and such Terms Agreement and, when issued and delivered by the Issuer pursuant to this Agreement and such Terms Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Issuer; (iv) the Certificate of Designations will have been duly executed and acknowledged and will be effective on each Closing Date; and (v) the Shares, the Certificate of Designations, the Guarantees and the Support Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

         (i) Conflict with Instruments. The execution and delivery of this Agreement, any Terms Agreement, the Guarantees, the Support Agreements, the additional agreements contemplated hereby, the issue of the Securities and the performance of the terms of the Shares, the Guarantees, the Support Agreements, this Agreement, any Terms Agreement and the additional agreements contemplated hereby will not infringe any existing law or

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regulation and are not contrary to the provisions of the Certificate of
Incorporation, any Certificate of Designations or the By-Laws of the Issuer or the Memorandum and Articles of Association of the Parent (as the case may be) and will not result in any material breach of the terms of, or constitute a material default under, any material instrument or agreement to which the Issuer or the Parent (as the case may be) is a party or by which it or its property is bound.

         (j) Litigation. Neither the Issuer, nor the Parent nor any of the Parent's consolidated subsidiaries is involved in any litigation or arbitration proceedings which are required to be described in the Registration Statement or Prospectus and which are not so described nor is any such litigation or arbitration pending or, to the knowledge of the Issuer or the Parent, threatened against the Issuer, the Parent or any of the Parent's consolidated subsidiaries.

         (k) Governmental Approvals. Except with respect to compliance with United States federal and state securities laws, no consents, approvals, orders or decrees of any United States or United Kingdom court, governmental agency or body, or other regulatory body are required by the Issuer or the Parent (as the case may be) for the execution and delivery of this Agreement, any Terms Agreement, the Guarantees or Support Agreements or the additional agreements contemplated hereby, the issue of, and the performance of the terms of, the Shares, the Guarantees, the Support Agreements, this Agreement, any Terms Agreement or any additional agreements contemplated hereby, other than such consents, approvals, orders or decrees that have been received by the Issuer or the Parent as of the date hereof.

         (l) Absence of Default. None of the Issuer, the Parent or any of the Parent's consolidated subsidiaries is in violation of its charter, by-laws or other constitutive documents or in default under any agreement, indenture or instrument, the effect of which violation or default would have a material adverse effect upon the business, properties, results of operations or financial condition of the Issuer or the Parent and in either case its consolidated subsidiaries considered as a whole.

         (m) Corporate Status. Each of the Issuer and its consolidated subsidiaries and the Parent has been duly incorporated, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification (except to the extent that the failure to so qualify would not have a material adverse impact on the operations of the Issuer and its consolidated subsidiaries considered as a whole), and has the power and

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authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

         (n) Capitalization. The authorized, issued and outstanding shares of capital stock of the Issuer as of the date of the Prospectus is as set forth in the column entitled "Actual" under the "Capitalization" section of the Prospectus (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Issuer or the Parent, as the case may be, and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Issuer or the Parent, as the case may be.

         [(o) Business with Cuba. Each of the Issuer and the Parent has complied with all applicable provisions of Florida H.B. 1771, Section 1, Chapter 92-198 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.]


         SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) Purchases of Shares. The several commitments of the Underwriters to purchase the Shares pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) Payment. Payment of the purchase price for, and delivery of, the Shares shall be made at the offices of Brown & Wood, One World Trade Center, New York, New York, or at such other place as shall be agreed upon by the Representative and the Issuer, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 9 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch or Lehman Brothers and the Company (such date of payment and delivery being herein called the "Closing Date").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized

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Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Denominations; Registration. The Shares or certificates for the Shares shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least [two] full business days prior to the Closing Date. The Shares or certificates for the Shares will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date.


         SECTION 3.  COVENANTS OF THE ISSUER AND THE PARENT.

         The Issuer and the Parent covenant and agree:

         (a) Delivery of Signed Registration Statement and Prospectus. To furnish promptly to the Underwriters and to their counsel signed copies of the Registration Statement as originally filed and each amendment or supplement thereto, all documents incorporated therein by reference and all consents and exhibits filed therewith.

         (b) Delivery of Other Documents. To deliver promptly to the Underwriters, and in such number as they may request, each of the following: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Guarantees, the Support Agreements, and this Agreement), (ii) the Basic Prospectus, (iii) the Prospectus and (iv) any documents incorporated by reference in the Prospectus.

         (c) Revisions to Prospectus - Material Changes. If, at any time when the Prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Shares, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, to notify the Underwriters promptly, in writing, to suspend solicitation of purchases of the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, to promptly advise the Underwriters by telephone (with confirmation in writing) and

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to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Underwriter shall own any Securities which it has purchased from the Issuer as principal with the intention of reselling them, the Issuer and the Parent shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Issuer, the Parent or the Underwriters, be required by the Act or requested by the Commission.

         (d) Commission Filings. To timely file with the Commission all documents (and any amendments to previously filed documents) required to be filed by the Issuer pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (e) Copies of Filings with Commission. To deliver to the Underwriters and their counsel, from time to time, upon written request, copies of each document filed with the Commission that is incorporated by reference into the Prospectus.

         (f) Notice to Underwriters of Certain Events. To advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and will afford the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge of the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Issuer or the Parent of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Securities or any other securities of the Issuer or the Parent, or any proposal to downgrade the rating of the Securities or any other securities of the Issuer or the Parent, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any listing with negative implications of any debt securities of the Issuer or the Parent on "Creditwatch" or other similar publication of formal review by any such organization as soon as the Issuer or the Parent, as the case may be, learns of any such downgrading, listing or publication and (vi) of the happening of any event which makes untrue any statement of a material fact

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made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

         (g) Stop Orders. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain lifting of that order at the earliest possible time.

         (h) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder and each sale of Securities to an Underwriter pursuant to a Terms Agreement, to make generally available to its security holders an earnings statement of the Parent covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Parent's most recent Annual Report on Form 20-F filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Issuer, Rule 158 of the Rules and Regulations under the Act);

         (i) Copies of Reports, Release and Financial Statements. So long as any of the Securities are outstanding, to furnish to the Underwriters, not later than the time the Parent makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Issuer or the Parent to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

         (j) Blue Sky Qualifications. To endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. Nothing in this Section 3(j) shall require either the Issuer or the Parent to qualify as a foreign corporation or execute a general consent to the service of process in any state in connection with qualification of the Securities.


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         SECTION 4.  PAYMENT OF EXPENSES.

         The Issuer will pay:

         (a) the costs incident to the authorization, issuance, sale and delivery of the Securities pursuant to this Agreement and any transfer taxes payable in that connection,

         (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto,

         (c) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Issuer under the Exchange Act,

         (d) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, the Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference in any of the foregoing documents,

         (e) the fees and disbursements of the Auction Agent and any other agents appointed by the Issuer, and their respective counsel,

         (f) the costs and fees in connection with the listing of the Securities on any securities exchange,

         (g) the cost and fees in connection with any filings with the National Association of Securities Dealers, Inc.,

         (h) the reasonable fees and disbursements of counsel to the Issuer and the Parent,

         (i) the fees paid to rating agencies in connection with the rating of the Securities,

         (j) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities as an investment (including reasonable fees and expenses of counsel for the Underwriters in connection therewith),

         (k) all advertising expenses in connection with the offering of the Securities incurred with the consent of the Issuer and with the Issuer's prior consent to accept responsibility for such expenses, and


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         (l) all other costs and expenses incident to the performance by the
Issuer and the Parent of their respective obligations under this Agreement.

         SECTION 5.  CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The obligation of any Underwriter under this Agreement to purchase and pay for any Securities pursuant to a Terms Agreement is subject to the accuracy, on each Representation Date, of the representations and warranties of the Issuer and the Parent contained herein, to the accuracy of the statements of the officers of the Issuer and the Parent made in any certificate furnished pursuant to the provisions hereof, to the performance by the Issuer and the Parent of their obligations hereunder, and to each of the following additional terms and conditions:

         (a) Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no comments shall have been received from the Commission requiring an amendment to any previously filed document incorporated by reference in the Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and neither the Issuer nor the Parent shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus (excluding any document incorporated by reference therein) without the consent of the Underwriters.

         (b) No Suspension of Sale of the Securities. No order suspending the sale of the securities in any jurisdiction designated by the Underwriters pursuant to Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

         (c) No Material Omissions or Untrue Statements. The Registration Statement, at the time it was declared effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no Prospectus shall include an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omit to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Legal Matters Satisfactory to Counsel. At the Closing Date with respect to any Terms Agreement, all corporate

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proceedings and other legal matters incident to the authorization, form and validity of this Agreement, any Terms Agreement, the Shares, the Guarantees, the Support Agreements, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement or any Terms Agreement and the transactions contemplated hereby or thereby shall be reasonably satisfactory in all respects to counsel for the Underwriters and the Issuer and the Parent shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (e) Opinions of Issuer and Parent Counsel. At the Closing Date with respect to any Terms Agreement, the Underwriters shall have received the opinions, addressed to the Underwriters and dated the Closing Date, of (i) Cleary, Gottlieb, Steen & Hamilton, special U.S. counsel to the Issuer and the Parent, (ii) internal legal counsel for the Issuer, (iii) internal legal counsel for the Parent, substantially in the form of Exhibits B-1, B-2, C and D hereto, respectively, together with certified copies of all resolutions of the Boards of Directors of the Issuer and the Parent or any committee of such Boards passed in connection with the issue of the Securities, (iv) Richards, Layton & Finger, Delaware counsel to the Issuer, in form and substance satisfactory to the Underwriters and to the effect that the relative rights, preferences and powers of the Shares are as set forth in the Issuer's Certificate of Incorporation (as supplemented by the Certificate of Designations relating to the Shares), and all such rights, preferences and powers are valid under the laws of the State of Delaware and (v) internal counsel for SB Biologicals, SK&F B.V., SB Laboratoires Pharmaceutiques SA, SB Laboratorios Ltda, and PCL Produtos Cosmeticos Ltd with respect to the due incorporation, valid existence and good standing of SB Biologicals, SK&F B.V., SB Laboratoires Pharmaceutiques SA, SB Laboratorios Ltda, and PCL Produtos Cosmeticos Ltd.

         (f) Opinion of Underwriters' Counsel. At the Closing Date with respect to any Terms Agreement, the Underwriters shall have received from Brown & Wood, counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

         (g) Officers' Certificate. Each of the Issuer and the Parent shall have furnished to the Underwriters at the Closing Date with respect to any Terms Agreement, a certificate, dated the Closing Date, of its President or a Vice President and the Chief Financial Officer or Treasurer (as regards the Issuer) or a Director and either the Director and Chief Financial Officer or the Treasurer (as regards the Parent) stating that the representations and warranties of the Issuer or the Parent (as the case may be) in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate; the Issuer or the Parent (as the case may be) has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(b) hereof have been fulfilled.

         (h) Accountant's Letter. The Parent shall have furnished to the Underwriters at the Closing Date with respect to any Terms Agreement a letter of Price Waterhouse and Coopers & Lybrand, addressed jointly to the Issuer, the Parent and the Underwriters and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 49, in form and substance reasonably satisfactory to the Underwriters, the scope of which is set forth in Exhibit E.

         (i) Ratings. As of the Closing Date with respect to any Terms Agreement, the Securities to which such Terms Agreement relates shall have the ratings accorded by one or more "nationally recognized statistical rating organizations" (as defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations) specified in such Terms Agreement, and the Issuer shall have delivered to Merrill Lynch and Lehman Brothers a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Merrill Lynch and Lehman Brothers, confirming that the Shares have such ratings.

         (j) Additional Conditions. There shall not have occurred: (i) any material adverse change in or affecting the business, properties, condition (financial or other) or results of operations or prospects of the Parent or the Issuer and in either case its consolidated subsidiaries considered as a whole which materially impairs the investment quality of the Securities; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange;
(iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded the Parent's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any listing with negative implications of any debt securities of the Parent on "Creditwatch" or other similar publication of formal review by any such organization; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any change in existing domestic and international financial conditions which materially adversely affects the financial markets in the United States; that in any such case in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the purchase of Securities from the Issuer pursuant to the applicable Terms Agreement.

         (k) Other Information and Documentation. Prior to the Closing Date with respect to any Terms Agreement, the Issuer and the Parent shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters or counsel to the Underwriters may reasonably request to the extent required by such Terms Agreement.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Underwriters and the form and substance of all such opinions, letters, evidence and certificates shall be deemed satisfactory to counsel for the Underwriters if in the form specified therefor in an exhibit to this Agreement.


         SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

         (a) Indemnification of Underwriters. The Issuer and the Parent shall, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several and any action in respect thereof, to which such Underwriter or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and controlling person for any legal and other expenses, as incurred, reasonably incurred by such Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor the Parent shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuer or the Parent by the Underwriters specifically for inclusion therein; provided further, that as to any prospectus included in the Registration Statement before it became effective under the Act (a "Preliminary Prospectus") this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Issuer with Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Underwriter or controlling Person.

         (b) Indemnification of the Issuer and the Parent. Each Underwriter shall indemnify and hold harmless the Issuer and the Parent, each of their respective directors, each of their respective officers who signed the Registration Statement and any person who controls the Issuer or the Parent within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Issuer or the Parent or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer or the Parent by such Underwriter specifically for inclusion therein, and shall reimburse the Issuer or the Parent or any such director, officer or controlling person for any legal and other expenses, as incurred, reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Issuer or the Parent or any of its directors, officers or controlling persons.

         (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, suit or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement of that action, suit or proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such action, suit or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party of the indemnified party of its election to assume the defense of such action, suit or proceeding, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an Underwriter shall have the right to employ counsel to represent such Underwriter who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Underwriter against the Issuer or the Parent under this Section if such Underwriter is advised by counsel that such Underwriter might have defenses not available to the indemnifying party, and in that event the fees and expenses of such counsel shall be paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. If the indemnification provided for in this Section 6 shall for any reason be unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer and the

Parent on the one hand and any Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Parent on the one hand and any Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (after deducting expenses) received by the Issuer and the Parent bears to the total commission received by such Underwriter with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Parent or any Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Parent and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold through such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         SECTION 7. REPRESENTATIONS AND WARRANTIES TO SURVIVE
DELIVERY.

         All representations and warranties of the Issuer and the Parent contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Issuer and the Parent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or any person controlling such Underwriter by or on behalf of the Issuer or the Parent, and shall survive each delivery of and payment for any of the Securities.


         SECTION 8. TERMINATION.

         This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of five days' written notice of such termination to the other parties hereto; provided, however, such termination shall be effective only with respect to such terminating party. Any Underwriter may also terminate any Terms Agreement, immediately upon notice to the Issuer, at any time prior to the Closing Date relating thereto, if prior thereto there shall have occurred: (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, condition (financial or other) or results of operations of the Issuer or the Parent and in either case its consolidated subsidiaries and SB Biologicals considered as a whole, which materially impairs the investment quality of the Securities; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded the Parent's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any listing with negative implications of any debt securities of the Parent on "Creditwatch" or other similar publication of formal review by any such organization; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any change in existing domestic and international financial conditions which materially adversely affects the financial markets in the United States; that in any such case in the judgment of such Underwriter makes it impracticable or inadvisable to proceed with the purchase of Securities from the Issuer pursuant to the applicable Terms Agreement. In the event of any such termination, no party will have any liability to the other party, except that (i) if at the time of termination (A) any Underwriter shall own any Securities purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Issuer but the time of delivery to the purchaser has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (ii) the provisions of Sections 3(d), 3(h), 3(i), 4, 6, 7, 10, 11 and 12 hereof shall remain in effect.


         SECTION 9.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

         If one or more of the Underwriters shall fail at the Closing Date to purchase the Shares which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

              (a) if the aggregate liquidation preference of Defaulted Securities does not exceed 10% of the aggregate liquidation preference of Shares to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the aggregate liquidation preference of Defaulted Securities exceeds 10% of the aggregate liquidation preference of Shares to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Representative or the Issuer shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.


         SECTION 10. NOTICES.

         Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them as follows: ___________________________________ notices to the Issuer and the
Parent shall be directed to them at SmithKline Beecham Corporation, One Franklin Plaza, Philadelphia, Pennsylvania 19102, Attention: General Counsel (FP2225), telecopier: 215-751-3935.

         SECTION 11. BINDING EFFECT; BENEFITS.

         This Agreement shall be binding upon each Underwriter, the Issuer, the Parent and their respective successors and any Terms Agreement shall be binding upon the applicable Underwriter or Underwriters, the Issuer and their respective successors. This Agreement and any Terms Agreement and the terms and provisions hereof and thereof are for the sole benefit of only those persons, except that
(a) the representations, warranties, indemnities and agreements of the Issuer and the Parent contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Issuer and the Parent, officers of the Issuer and the Parent who have signed the Registration Statement and any person controlling the Issuer or the Parent. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision contained herein or therein. Without limiting the foregoing, purchasers of Securities through an Underwriter shall not be deemed successors to any rights under this Agreement.


         SECTION 12. GOVERNING LAW AND JURISDICTION; COUNTERPARTS.

         (a) Governing Law and Jurisdiction. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York in any action or proceeding arising out of or relating to this Agreement or any Terms Agreement, to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding. The Parent and the Issuer each hereby appoints CT Corporation System as their authorized agent (hereinafter called the "Authorized Agent") upon which process may be served in any action to enforce any claim arising out of or relating to this Agreement or any Terms Agreement which may be instituted in any United Stated Federal or New York State court in the Borough of Manhattan, City and State of New York by the Underwriters; such appointment shall be for a period of six years from the settlement date in relation to the last sale of Securities hereunder. The Parent and the Issuer each will take any and all action including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of such process upon the Authorized Agent shall be deemed in every respect, effective service of process upon the Parent or the Issuer, as the case may be. Either the Parent or the Issuer may substitute a new Authorized Agent by giving notice thereof as provided in Section 11 of this Agreement.

         (b) Counterparts. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.


         SECTION 13. PARAGRAPH HEADINGS.

         The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                       Very truly yours,

                                       SMITHKLINE BEECHAM HOLDINGS
                                          CORPORATION


                                       By:______________________________
                                                Authorized Signatory


                                       SMITHKLINE BEECHAM plc


                                       By:_______________________________
                                                Authorized Signatory


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:_________________________________
         Authorized Signatory


LEHMAN BROTHERS INC.


By:_________________________________
         Authorized Signatory

each acting on behalf of itself
and the other Underwriters

                                                                       Exhibit A


                     SMITHKLINE BEECHAM HOLDINGS CORPORATION
                      Flexible Auction Rate Preferred Stock
                    Liquidation Preference $100,000 Per Share

          With a limited guarantee of declared and unpaid dividends by
                             SMITHKLINE BEECHAM PLC


                                 TERMS AGREEMENT


                                 [Closing Date]

To:      SMITHKLINE BEECHAM HOLDINGS CORPORATION
         One Franklin Plaza
         Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

         We understand that SMITHKLINE BEECHAM HOLDINGS CORPORATION (the "Company"), proposes to issue and sell shares of its preferred stock, without par value and with a liquidation preference of $100,000 per share (the "Shares"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the number of Shares opposite their names set forth below at the purchase price set forth below, to the extent any are purchased.

                                                              Number
Underwriter                                                   of Shares
- -----------                                                   ---------

                                                              ---------------
Total                                                         [$]
                                                              ===============


Title:
Rank:
Ratings:
Number of Shares:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Liquidation preference per share:  $100,000
Redemption provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:

Initial public offering price per share: $___ plus accumulated dividends, if any, from _____
Purchase price per share: $___ plus accumulated dividends, if any, from _____ Other terms and conditions:
Closing date and location:

         All of the provisions contained in the Underwriting Agreement to which this Terms Agreement relates are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than ____ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                       Very truly yours,

                                       [INSERT NAME(S) OF UNDERWRITER(S)]


                                       By _________________________
                                                Authorized Signatory

                                       [Acting on behalf of itself and the
                                       other named Underwriters.]


Accepted:

SMITHKLINE BEECHAM HOLDINGS CORPORATION

By _________________________
    Name:
    Title:

                                                                     EXHIBIT B-1



               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]

                                                                   July __, 1996

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
  as Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower

New York, New York 10281

Ladies and Gentlemen:

                  We have acted as special counsel to SmithKline Beecham Holdings Corporation, a Delaware corporation (the "Company"), and SmithKline Beecham plc, an English public limited company ("SmithKline Beecham"), in connection with the Company's offering pursuant to a registration statement on Form F-3 (No. 333-____) of Flexible Auction Rate Preferred Stock, with a limited guarantee of declared and unpaid dividends by SmithKline Beecham (collectively, the "Securities"). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as supplemented by the prospectus supplement dated July __, 1996 (the "Prospectus Supplement"), and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This opinion letter is furnished pursuant to Section 5(e) of the underwriting agreement dated July __, 1996 (the "Underwriting Agreement") between the Company and the several underwriters named therein (the "Underwriters").

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a)  an executed copy of the Underwriting Agreement;

                  (b) an executed copy of a Terms Agreement, dated July __, 1996, setting forth the terms of the offering and sale of the Securities to which the Prospectus Supplement relates;

                  (c) the Registration Statement and the documents incorporated by reference therein;

                  (d) the Prospectus and the documents incorporated by reference therein;

                  (e)  a specimen of the Securities; and

                  (f) the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company's Certificate of Incorporation and By-Laws, and the Certificate of Designations under which the terms of the Securities have been designated, each certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

                  In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement) and

(ii) that the Securities conform to the specimen thereof that we have reviewed. Terms capitalized but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. The Company has corporate power to own its properties and conduct its business as described in the Prospectus, and the Company has corporate power to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

                  3. The Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company pursuant to the Underwriting Agreement and the applicable Terms Agreement against payment of the consideration therefor, will be validly issued, fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company will not be entitled to any preemptive rights to subscribe for the Securities under the Certificate of Incorporation or By-Laws of the Company or the General Corporation Law of the State of Delaware.

                  4. The statements set forth under the headings "Description of Securities" and "Description of Other Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Certificate of Incorporation of the Company, provide a fair summary of such provisions.

                  5. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by each of the Company and the Guarantor.

                  6. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement, and the performance by the Company and the Guarantor of their obligations in the Underwriting Agreement, (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended, (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), and (b) do not result in a breach or violation of any of the terms and provisions of, or constitute a default under the Certificate of Incorporation or By-Laws of the Company.

                  7. The Company is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware and on a telephonic confirmation from such Secretary of State. Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

                  We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                   Very truly yours,

                                   CLEARY, GOTTLIEB, STEEN & HAMILTON



                                   By:  ____________________________________
                                              Paul J. Shim, a Partner

                                                                     EXHIBIT B-2



               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]

                                                                   July __, 1996

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
  as Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281

Ladies and Gentlemen:

                  We have acted as special counsel to SmithKline Beecham Holdings Corporation, a Delaware corporation (the "Company"), and SmithKline Beecham plc, an English public limited company ("SmithKline Beecham"), in connection with the Company's offering pursuant to a registration statement on Form F-3 (No. 333-____) of Flexible Auction Rate Preferred Stock with a limited guarantee of declared and unpaid dividends by SmithKline Beecham (collectively, the "Securities"). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as supplemented by the prospectus supplement dated July __, 1996 (the "Prospectus Supplement") and as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This letter is furnished to you pursuant to Section 5(e) of the underwriting agreement dated July __, 1996 (the "Underwriting Agreement") between the Company and the several Underwriters named therein (the "Underwriters").

                  Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

                  However, in the course of our acting as special counsel to the Company in connection with its preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

                  Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

                           (a) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

                           (b) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (c) No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission. To the best of our knowledge, no order directed to any document incorporated by reference in the Registration Statement or the Prospectus has been issued by the Commission and remains in effect, and no proceeding for that purpose has been instituted or threatened by the Commission.

                  We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in connection with the offering of the Securities. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                         Very truly yours,

                                         CLEARY, GOTTLIEB, STEEN & HAMILTON



                                         By
                                           ------------------------------------
                                                   Paul J. Shim, a Partner

                                                                       EXHIBIT C

                        [letterhead of SmithKline Beecham
                              Holdings Corporation]

                                                                  [Closing Date]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
LEHMAN BROTHERS
Lehman Brothers Inc.
As Representatives of the
several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower
New York, New York 10281

Dear Sirs:

         I am _______________ for SmithKline Beecham Holdings Corporation (the "Issuer") and in that capacity have acted, together with members of my staff, as counsel for the Issuer in connection with the preparation of the Registration Statement of the Issuer and SmithKline Beecham plc (the "Parent") on Form F-3 (Registration No. __________) and the Prospectus and Prospectus Supplement included therein, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale by the Issuer of up to 11,500 shares of preferred stock, without par value and with a liquidation preference of $100,000 per share (the "Shares"), from time to time, in one or more offerings on terms to be determined at the time of sale. Payment of declared and unpaid dividends on the Shares is unconditionally and irrevocably guaranteed (the "SB Guarantee") by the Parent, which has entered into a support agreement (the "SB Support Agreement") to make additional capital contributions to the Issuer in certain circumstances. The Parent has also guaranteed the payment to the Issuer by SmithKline Beecham Biologicals S.A., an indirect Belgian pharmaceutical subsidiary of Parent ("SB Biologicals"), of dividends declared by SB Biologicals on the shares of its preferred stock ("SB Biologicals Preferred Stock") held by the Issuer (the "SB Biologicals Guarantee" and together with the SB Guarantee, the "Guarantees" and each a "Guarantee") and has entered into a support agreement with SB Biologicals under which the Parent will be obligated to make additional capital contributions to SB Biologicals in certain circumstances to enable SB Biologicals to declare and pay dividends on the SB Biologicals Preferred Stock (the "SB Biologicals Support Agreement" and together with the SB Support Agreement, the "Support Agreements" and each a "Support Agreement"). Capitalized terms used herein without definition have the respective meanings specified in the Underwriting Agreement.

         In so acting, I have participated in the preparation of the Registration Statement, the Underwriting Agreement, and the various agreements and instruments contemplated thereby. I have also examined and relied as to factual matters upon the representations contained in and made pursuant to the Registration Statement, the Underwriting Agreement, and originals or copies, certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments and such information otherwise supplied to me by the Issuer and the Parent as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         I am of the following opinion:

                  (i) The Issuer has been duly incorporated and is validly existing and in good standing under the laws of Delaware, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification (except to the extent that the failure to so qualify would not have a material adverse impact on the operations of the Issuer and its consolidated subsidiaries considered as a whole), and has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

                  (ii) I have no reason to believe that the Registration Statement, as of its effective date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the effective date of the Registration Statement and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) All of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Issuer, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any such subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

                  (iv) The Issuer is not involved in any litigation or arbitration proceedings which are required to be described in the Registration Statement or Prospectus and which are not so described nor is any such litigation or arbitration pending nor, to my knowledge, threatened against the Issuer.

                  (v) I do not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

                  (vi) To the best of my knowledge, the Issuer is not in violation of its corporate charter or by-laws, or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Issuer and its consolidated subsidiaries considered as a whole.

                  (vii) The execution and delivery of the Underwriting Agreement and any Terms Agreement, the additional agreements contemplated by the Underwriting Agreement, the Shares, and the SB Support Agreement, and the issue of the Shares and the performance of the terms of the Shares, the Underwriting Agreement, any Terms Agreement and the additional agreements contemplated by the Underwriting Agreement and the Shares, and the SB Support Agreement, and will not infringe any existing law or regulation and are not contrary to the provisions of the Certificate of Incorporation, any Certificate of Designations or the By-Laws of the Issuer and will not result in any material breach of the terms of, or constitute a material default under, any instrument or agreement to which the Issuer is a party or by which it or its property is bound.

                  (viii) The authorized, issued and outstanding shares of capital stock of the Issuer is as set forth in the column entitled "Actual" under the "Capitalization" section of the Prospectus (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Issuer and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Issuer.

                  (ix) The Issuer has complied with all applicable provisions of Florida H.B. 1771, Section 1, Chapter 92-198 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.

         I call your attention to the fact that I am an attorney qualified to practice law in the Commonwealth of Pennsylvania and am not an expert in the law of the State of New York. Accordingly, in giving this opinion I have, with your permission, relied as to all matters governed by New York law upon the opinion of even date herewith rendered to you by Cleary, Gottlieb, Steen & Hamilton relating to the Shares.

         In rendering their opinion to you of even date herewith, Brown & Wood and Cleary, Gottlieb, Steen & Hamilton may rely, to the extent indicated in such opinion, upon this letter as if it were addressed directly to them.

                                       Very truly yours,

                                       Donald F. Parman
                                       Associate General Counsel

                                                                       EXHIBIT D

               [letterhead of counsel for SmithKline Beecham plc]

                                                                  [Closing Date]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
LEHMAN BROTHERS
Lehman Brothers Inc.
As Representatives of the
several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower
New York, New York 10281
USA

Dear Sirs:

         I am Legal Counsel for SmithKline Beecham plc (the "Parent") and in that capacity have acted, together with members of my staff, as counsel for the Parent in connection with the preparation of the Registration Statement of SmithKline Beecham Holdings Corporation (the "Issuer") and the Parent on Form F-3 (Registration No. __________) and the Prospectus and Prospectus Supplement included therein, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale by the Issuer of up to 12,920 shares of Flexible Auction Rate Preferred Stock, with a liquidation preference of $100,000 per share (the "Shares"), from time to time, in one or more series. Payment of declared and unpaid dividends on the Shares is guaranteed on the terms an subject to the conditions of a guarantee (the "SB Guarantee") granted by the Parent, which has entered into a support agreement (the "SB Support Agreement") to make additional capital contributions to the Issuer in certain circumstances. The Parent has also guaranteed the payment to the Issuer by SmithKline Beecham Biologicals S.A., an indirect Belgian pharmaceutical subsidiary of Parent ("SB Biologicals"), of dividends declared by SB Biologicals on the shares of its preferred stock ("SB Biologicals Preferred Stock") held by the Issuer on the terms and subject to the conditions of a guarantee (the "SB Biologicals Guarantee" and together with the SB Guarantee, the "Guarantees" and each a "Guarantee") and has entered into a support agreement with SB Biologicals under which the Parent will be obligated to make additional capital contributions to SB Biologicals in certain circumstances to enable SB Biologicals to declare and pay dividends on the SB Biologicals Preferred Stock (the "SB Biologicals Support Agreement" and together with the SB Support Agreement, the "Support Agreements" and each a "Support Agreement"). Capitalized terms used herein without definition have the respective meanings specified in the underwriting agreement between the Parent, the Issuer and yourselves as representatives of the underwriters relating to the underwriting of the issuance of the Shares (the "Underwriting Agreement").

         In so acting, I have participated in the preparation of the Registration Statement, the Underwriting Agreement, the Guarantees, the
Support Agreements and the various agreements and instruments contemplated thereby. I have also examined and relied as to factual matters upon the representations contained in and made pursuant to the Registration Statement, the Underwriting Agreement, the Support Agreements and the Guarantees and originals or copies, certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments and such information otherwise supplied to me by the Issuer and the Parent as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         I am of the following opinion:

                  (i) The Parent has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Prospectus.

                  (ii) I have no reason to believe that the Registration Statement, as of its effective date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the effective date of the Registration Statement and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Neither SB Biologicals, nor the Parent nor any of the Parent's consolidated subsidiaries is involved in any litigation or arbitration proceedings which are required to be described in the Registration Statement or Prospectus and which are not so described nor is any such litigation or arbitration pending or, to the knowledge of the Parent, threatened against SB Biologicals, the Parent or any of the Parent's consolidated subsidiaries.

                  (iv) No consents, approvals, orders or decrees of any United Kingdom court, governmental agency or body, or other regulatory body are required by the Parent for the execution and delivery by the Parent of the Underwriting Agreement, the Guarantees or Support Agreements or the additional agreements contemplated by the Underwriting Agreement, the issue of, and the performance of the terms of, the Shares by the Issuer, the performance of the terms of the Guarantees, the Support Agreements and the Underwriting Agreement by the Parent or the execution, delivery and performance by the Parent of any additional agreements contemplated by the Underwriting Agreement.

                  (v) I do not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

                  (vi) The Parent is not in violation of its Memorandum or Articles of Association or other constitutive documents or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Parent and its consolidated subsidiaries considered as a whole.

                  (vii) The Underwriting Agreement has been duly authorized, executed and delivered by Parent.

                  (viii) The Guarantees and the Support Agreements have each been duly authorized, executed and delivered by the Parent.

                  (ix) The execution and delivery of the Underwriting Agreement, the Guarantees, the Support Agreements and the additional agreements contemplated by the Underwriting Agreement and the performance of the terms thereof by the Parent will not infringe on any existing law or regulation and are not contrary to the provisions of the Memorandum and Articles of Association of the Parent and will not result in any material breach of the terms of, or constitute a material default under, any instrument or agreement to which the Parent is a party or by which it or its property is bound.

                  (x) The authorized, issued and outstanding share capital of the Parent as of December 31, 1995 was as set forth in the financial statements of the Parent as of December 31, 1995, which are incorporated by reference in the Prospectus.

         I call your attention to the fact that I am an attorney qualified to practice law in England and, accordingly, express no opinion as to any laws other than the laws of England.

                                       Very truly yours,

                                       Legal Counsel

                                                                       EXHIBIT E

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

                      Flexible Auction Rate Preferred Stock
                    Liquidation Preference $100,000 per Share
           With Limited Guarantee of Declared and Unpaid Dividends by
                             SmithKline Beecham plc

                        SCOPE OF AUDITORS' COMFORT LETTER

I. Consent to inclusion in the Registration Statement of the auditors' report relating to the financial statements of the Issuer contained therein and incorporation by reference in the Registration Statement of the auditors' report contained in the most recent annual report of the Parent.

II. Statement confirming that the auditors are duly appointed independent auditors of the Issuer and the Parent.

III. Confirmation regarding the accounting principles followed in the preparation of the accounts included or incorporated by reference in the Registration Statement.

IV. For each of the Issuer and Parent, with respect to the consolidated balance sheets as of March 31, 1996 and 1995 and the statements of income, cash flows and shareholders equity for the three months ended March 31, 1996 and 1995, confirmation that the auditors have read such information and made inquiries of certain officials of the Issuer or Parent, as the case may be, who have responsibility for financial and accounting matters regarding whether such information is in conformity with applicable generally accepted accounting principles ("GAAP") applied on a basis substantially consistent with that of the audited consolidated financial statements.

V. Based on procedures consisting of a reading of the unaudited interim financial statements of each of Issuer and Parent included in the Registration Statement, a review of interim financial information in accordance with applicable accounting standards, the procedures described in Item IV above and such other inquiries and procedures as may be appropriate, negative assurance that the unaudited interim financial statements of Issuer and Parent included in the Registration Statement comply as to form with the accounting requirements of the Act and the Rules and Regulations applicable to unaudited interim financial statements included in registration statements, and that no material modifications are needed for such financial statements to be in conformity with applicable GAAP;

VI. Based on the procedures set forth or referred to in Item V above and a reading of the selected financial data included in the Registration Statement and a reading of the financial statements from which such data were derived, negative assurance that the selected financial data included in the Registration Statement comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K under the Act, that the amounts included in the selected financial data are in agreement with the corresponding amounts in the audited financial statements for the respective periods and that the financial statements not included in the Registration Statement from which certain of such data were derived are in conformity with applicable generally accepted accounting principles;

VII. Confirmation that the disclosure under applicable captions in the Registration Statement complies as to form in all material respects with the requirements of Items 302, 402 and 503(d) of Regulation S-K;

VIII. Procedures to be followed in respect of certain other specified information set out in the Registration Statement and the Parent's annual report on Form 20-F and the Parent's quarterly reports on Form 6-K not set forth in the audited accounts:

         A. Compared the specified sterling or dollar amounts or number of shares to the audited financial statements of the Issuer or the Parent, as applicable, included or incorporated by reference in the Registration Statement, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement;

         B. Compared the specified sterling or dollar amounts or number of shares to the general accounting records of the Issuer or the Parent, as applicable, to the extent such amounts are included in or can be derived from such records and found them to be in agreement;

         C. Compared other sterling or dollar amounts or number of shares to amounts in analyses prepared by the Issuer or the Parent, as applicable, and found them to be in agreement;

         D. Proved the arithmetic accuracy of the ratios and percentages based upon the data in the above mentioned audited financial statements, unaudited financial statements, accounting records and analyses.

IX. Confirmation that with respect to the period since the most recent year-end for which audited financial statements have been prepared, such auditors have carried out certain procedures including, without limitation, a reading of all minutes of meetings of the Board of Directors of each of the Issuer and the Parent since such year-end, a review of unaudited management information reports for such period for consistency with the audited accounts, and discussions with the chief financial and accounting officers of the Issuer and the Parent regarding matters which arose from such review and the questions whether (i) there were any increases, at the date not more than five days prior to the date of the comfort letter, with respect to long-term indebtedness or any decreases in stockholders' equity of the Issuer and its subsidiaries and SB Biologicals or the Parent and its subsidiaries or (ii) for the period from such year-end through the date not more than five days prior to the date of the comfort letter there were any decreases, as compared with the corresponding period in the preceding year, in net income, and that on the basis of such procedures, nothing came to their attention that caused them to believe that there was any such increase or decrease in the stockholders' equity, long-term indebtedness, or net income of the Issuer and its subsidiaries and SB Biologicals or the Parent and its subsidiaries since such year-end.